Exhibit (m)(ii)

APPENDIX A

SHAREHOLDER SERVICES AND DISTRIBUTION PLAN

Name of Fund	Name of Class	Aggregate Service Fee[1]
Legg Mason BW International Opportunities Bond Fund	Class A Class C Class C1 Class FI Class R Class I Class IS	0.25 1.00 0.70 0.25 0.50 None None	% % % % %

Legg Mason Strategic Real Return Fund	Class A Class A2 Class C Class FI Class R Class I Class IS	0.25 0.25 1.00 0.25 0.50 None None	% % % % %

Legg Mason BW Diversified Large Cap Value Fund	Class A Class A2 Class C Class FI Class R Class R1 Class I Class IS	0.25 0.25 1.00 0.25 0.50 1.00 None None	% % % % % %

Legg Mason BW Absolute Return Opportunities Fund	Class A Class C Class C1 Class FI Class R Class I Class IS	0.25 1.00 0.75 0.25 0.50 None None	% % % % %

Legg Mason BW Classic Large Cap Value Fund	Class A Class C Class FI Class R Class R1 Class I Class IS	0.25 1.00 0.25 0.50 1.00 None None	% % % % %

[1]	Expressed as an annual rate of the average daily net assets of the Fund attributable to that Class.

Legg Mason BW Global High Yield Fund	Class A Class C Class FI Class R Class R1 Class I Class IS	0.25 1.00 0.25 0.50 1.00 None None	% % % % %

Legg Mason BW Global Opportunities Bond Fund	Class A Class A2 Class C Class C1 Class FI Class R Class I Class IS	0.25 0.25 1.00 0.70 0.25 0.50 None None	% % % % % %

Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio	Class A Class A2 Class C Class FI Class R Class R1 Class I Class IS	0.25 0.25 1.00 0.25 0.50 1.00 None None	% % % % % %

Legg Mason Capital Management Global Growth Trust	Class A Class C Class FI Class R Class R1 Class I	0.25 1.00 0.25 0.50 1.00 None	% % % % %

Legg Mason Capital Management Value Trust	Class A Class C Class FI Class R Class R1 Class I	0.25 0.95 0.25 0.50 1.00 None	% % % % %

Legg Mason Capital Management Special Investment Trust	Class A Class C Class FI Class R Class R1 Class I	0.25 1.00 0.25 0.50 1.00 None	% % % % %

Legg Mason Batterymarch International Equity Trust	Class A Class C Class FI Class R Class R1 Class I Class IS	0.25 1.00 0.25 0.50 1.00 None None	% % % % %

Legg Mason Batterymarch Emerging Markets Trust	Class A Class C Class FI Class R Class R1 Class I Class IS	0.25 1.00 0.25 0.50 1.00 None None	% % % % %

Legg Mason BW Alternative Credit Fund	Class A Class C Class FI Class R Class I Class IS	0.25 1.00 0.25 0.50 None None	% % % %

Miller Income Opportunity Trust	Class A Class A2 Class C Class FI Class R Class I Class IS	0.25 0.25 1.00 0.25 0.50 None None	% % % % %

Dated as of: December 13, 2013